February 16, 1998


Mr. Daniel G. Lazarek
8605 Shadybrook Drive
North Richland Hills, Texas 76180
Tel: 817-788-3044


Dear Dan:

Further to our discussions, we are please to provide you with the following offer to become the Vice President of Global Sales and Marketing for WorldPort Communications, Inc. We look forward to your positive response to this offer and we look forward to having you as a member of the WorldPort team!

Terms of Employment:

Title:              Vice President Global Sales and Marketing

Responsibilities:   You will be responsible for WorldPort s global sales revenue
                    plan,  direct  sales  plan,   marketing  targets  plan   and
                    strategy, product development,  product portfolio,  customer
                    account   management,   commission  plan   and   sales  team
                    management.

                    In  addition, you will work  with Dan Wickersham to develop,
                    implement  and   execute  the  Company s   overall  business
                    strategy.

Compensation:       Base Salary:                   $150,000

                    Signing Bonus:                  $25,000
                       $12,500 to be paid on start date.
                       $12,500 to be paid within 45 days of start.

                    Performance Bonus:          50% of Base
                       To be paid quarterly based on objectives to be agreed to with Dan Wickersham.

                    Car Allowance:             $400 / month

                    Five Year Options to purchase:
                                             300,000 shares

                       Options to purchase 75,000 shares will be issued and vested upon the Start Date at a strike price equal to $1.00 per share.

                       Options to purchase 225,000 shares of common stock at a price of $2.25 per share will vest in increments of 1/3, 1/3, 1/3 over a three year period.

                       Upon a change of control of the Company, all options
                                                         shall vest immediately.

Benefits:           You will receive a full health benefits package
                    of the same type held by all WorldPort executives.

Relocation:         In the event  that your relocation is  required, the Company will pay for your reasonable relocation expenses.

Start Date:         March 16, 1998.


Dan, if you are in agreement with these terms, please place your signature in the space provided below, and fax this letter back to me. We look forward to working with you.

                         Sincerely,




                         Phillip S. Magiera
                         Chief Financial Officer




I hereby accept the above employment terms:


___________________________________          Date:  __________________
Daniel G. Lazarek